Exhibit 99.1

Editorial Contact:	Investor Relations Contact:
Gwen Carlson	Scott Allen
Conexant Systems, Inc.	Conexant Systems, Inc.
(949) 483-7363	(949) 483-2698
CONEXANT REPORTS FINANCIAL RESULTS FOR THE
THIRD QUARTER OF FISCAL 2009
Company Exceeds Guidance on All Financial-performance Metrics; Expects to Complete Sale of
Broadband Access Business this Quarter
     NEWPORT BEACH, Calif., July 30, 2009 — Conexant Systems, Inc. (NASDAQ: CNXT) today announced that financial results for the third quarter of fiscal 2009 exceeded guidance provided at the beginning of the quarter. The company also said it expects to complete the transaction to sell its Broadband Access business in the current fiscal quarter.
Third Fiscal Quarter Financial Results
     Conexant presents financial results based on Generally Accepted Accounting Principles (GAAP) as well as select non-GAAP financial measures intended to reflect its core results of operations. The company believes these core financial measures provide investors with additional insight into its underlying operating results. Core financial measures exclude certain non-cash and other non-core items as fully described in the GAAP to non-GAAP reconciliation in the accompanying financial data.
     On April 22, 2009 Conexant announced the planned sale of its Broadband Access product lines to Ikanos Communications, Inc. (NASDAQ: IKAN) for $54 million. The company expects to close the transaction in the current quarter, and the financial results of the Broadband Access business unit have been classified as discontinued operations in Conexant’s third fiscal quarter financial statements. Because the company’s guidance for the third fiscal quarter included expected financial results for Broadband Access, third fiscal quarter non-GAAP financial measures including and excluding the Broadband Access business have been provided in the accompanying financial tables.
     Including results from discontinued operations related to the Broadband Access business, Conexant’s revenues for the third quarter of fiscal 2009 were $84.6 million, slightly above the top end of the guidance range provided in April. Core gross margins of 54.5 percent of revenues were 150 basis points better than the high end of the guidance range, and core operating expenses of $38.8 million were below the range anticipated. Core operating income was $7.3 million, compared to the expectation of core operating income in a range between $3 million and $5 million. Core net income was $1.9 million, or $0.04 per share, compared to the core net loss of $0.03 to $0.06 per share the company anticipated.
     Excluding results from discontinued operations related to the Broadband Access business, Conexant’s core net revenues for the third quarter of fiscal 2009 were $50.8 million. Core gross margins were 59.8 percent of revenues. Core operating expenses were $26.8 million, and core operating income was $3.6 million. Core net loss was $1 million, or $0.02 per diluted share.
     On a GAAP basis, net revenues for the third quarter of fiscal 2009 were $50.8 million. GAAP gross margins were 59.6 percent of revenues. GAAP operating expenses were $29.0 million. GAAP operating income was $1.3 million, and GAAP loss from continuing operations was $0.8 million, or $0.02 per share. GAAP net income, including discontinued operations, was $2.7 million, or $0.05 per diluted share.
     The company ended the quarter with $123.4 million in cash and cash equivalents, a sequential increase of $13.1 million due to improvements in working-capital management, the receipt of an escrow payment, the release of restricted cash, and the sale of equity investments.
Financial-performance and Business Perspective
     “For the third fiscal quarter, the combined Conexant team delivered performance that exceeded our expectations on all financial metrics, including revenues, core gross margin, and core operating expenses,” said Scott Mercer, Conexant’s chairman and chief executive officer. “For the company that will continue after we complete the sale of our Broadband Access business, third fiscal quarter revenues of $50.8 million increased 16 percent from second quarter revenues of $43.9 million. Third quarter core gross margin of 59.8 percent was 260 basis points higher than core gross margin of 57.2 percent in the previous quarter due primarily to product mix, and core operating expenses of $26.8 million compared to $28.4 million in the previous quarter. Core operating income was $3.6 million, and the core net loss from continuing operations was $1 million, or $0.02 per share.

     “With our Broadband Access business categorized as discontinued operations, our core operating expenses are higher than they will be for our continuing company, particularly in our shared-services groups,” Mercer said. “We plan to initiate actions this quarter to reduce core operating expenses by several million dollars per quarter for our continuing company, and we expect to realize the full benefit of these actions exiting this calendar year.
     “Once the Broadband Access transaction closes, the continuing Conexant will be exclusively focused on providing solutions for imaging, audio, video, and various embedded-modem-based applications, and we have established leadership positions in each of these segments,” Mercer said. “I'd like to note that our imaging and audio product lines, where we have focused our product-development and acquisitions efforts, delivered third quarter sequential growth of 30 percent and accounted for more than 50 percent of total revenues for the continuing Conexant. On a year-over-year basis, growth for these two key businesses was 12 percent.”
Fourth Fiscal Quarter Business Outlook
     Excluding results from discontinued operations related to the company’s Broadband Access business, Conexant expects revenues for the fourth quarter of fiscal 2009 to be approximately $54 million. The company anticipates that its imaging and audio product lines will grow about 20 percent sequentially and account for more than 60 percent of total revenues in the fourth quarter. Core gross margins for the fourth quarter are expected to be about 60 percent of revenues. The company expects core operating expenses to be approximately $27 million, assuming the Broadband Access transaction closes on schedule. As a result, the company anticipates that fourth fiscal quarter core operating income will be approximately $6 million, with core net income of $0.01 to $0.02 per share.
Conference Call Today
     Financial analysts, members of the media, and the public are invited to participate in a conference call that will take place today at 5:00 p.m. Eastern Time (ET)/ 2:00 p.m. Pacific Time (PT). Scott Mercer, chairman and chief executive officer, Christian Scherp and Sailesh Chittipeddi, co-presidents, and Jean Hu, senior vice president and chief financial officer, will discuss third quarter fiscal 2009 financial results and the company’s outlook. To listen to the conference call via telephone, dial 866-650-4882 (in the U.S. and Canada) or 706-679-7338 (from other international locations); participant pass code: Conexant; Conference ID number: 20900613.
     To listen via the Internet, visit the Investor Relations section of Conexant’s Web site at www.conexant.com/ir. Playback of the conference call will be available shortly after the call concludes and will be accessible on Conexant’s Web site at www.conexant.com/ir or by calling 800-642-1687 (in the U.S. and Canada) or 706-645-9291 (from other international locations); Conference ID number: 20900613.

About Conexant
     Conexant’s comprehensive portfolio of innovative semiconductor solutions includes products for imaging, video, audio, and Internet connectivity applications. Conexant is a fabless semiconductor company headquartered in Newport Beach, Calif. To learn more, please visit www.conexant.com.
Safe Harbor Statement
     “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Conexant or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions, or goals are also forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.
     These risks and uncertainties include, but are not limited to: our ability to sell the securities registered in our shelf registration statement on terms and conditions satisfactory to us; the possible adverse impact on the market price of our shares of common stock due to the actual or potential dilutive effect of the securities registered in the shelf registration statement; the ability of Ikanos Communications, Inc. to receive any necessary shareholder approval in connection with its acquisition of our Broadband Access product lines; our ability to successfully execute asset acquisitions, dispositions, mergers, and restructurings; our ability to identify and execute acquisitions, divestitures, mergers or restructurings, as deemed appropriate by management; the availability of manufacturing capacity; changes in our product mix; pricing pressures and other competitive factors; our ability to timely develop and implement new technologies and to obtain protection for the related intellectual property; the cyclical nature of the semiconductor industry, which is subject to significant downturns that may negatively impact our business, financial condition, cash flow, and results of operations; the cyclical nature of the markets addressed by our products and our customers’ products; volatility in the technology sector and the semiconductor industry; the risk that capital needed for our business and to repay our indebtedness will not be available when needed; our successful development of new products; the timing of our new product introductions and our product quality; demand for and market acceptance of our new and existing products; our ability to anticipate trends and develop products for which there will be market demand; product obsolescence; the ability of our customers to manage inventory; the financial risks of default by tenants and subtenants in the space we own or lease; the risk that the value of our common stock may be adversely affected by market volatility or failure to meet all applicable listing requirements of the NASDAQ Global Market; the substantial losses we have incurred; the uncertainties of litigation, including claims of infringement of third-party intellectual property rights or demands that we license third-party technology, and the demands it may place on the time and attention of our management and the expense it may place on our company; general economic and political conditions and conditions in the markets we address; and possible disruptions in commerce related to terrorist activity or armed conflict, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings.
###

CONEXANT SYSTEMS, INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Core Financial Measures
(unaudited, in thousands, except per share amounts)

	Fiscal Quarter Ended
	July 3, 2009
							Non-GAAP Core	Third Quarter 2009
	GAAP	Core Adjustments		Non-GAAP Core	BBA Adjustments		including BBA	Guidance

Net revenues	$50,844	$—		$50,844	$33,769	(l)	$84,613	$81,000 to $84,000

Gross margin	$30,311	$77	(a)	$30,388	$15,700	(l)	$46,088

Gross margin percentage	59.6%			59.8%			54.5%	52% to 53%

Operating expenses	29,013	(2,206	)(1)	26,807	12,011	(l)	38,818	$39,000 to $40,000

Operating income	$1,298	$2,283		$3,581	$3,689		$7,270	$3,000 to $5,000

Interest expense	$5,035	$—		$5,035	$587	(l)	$5,622

Other (income) expense, net	$(3,567)	$2,968	(f-h)	$(599)	$—	(l)	$(599)

Provision for income taxes	$176	$—		$176	$210	(l)	$386

(Loss) income from continuing operations	$(831)	$(200	)(2)	$(1,031)	$2,892	(l)	$1,861

(Loss) income per share from continuing operations — basic and diluted	$(0.02)			$(0.02)			$0.04	$(0.03) to $(0.06)

(1) GAAP to Non-GAAP Core adjustments to operating expense are as follows:

GAAP operating expenses	$29,013
Stock-based compensation (a)	(440)
Amortization of intangible assets (b)	(690)
Special charges (d)	(1,076)

Non-GAAP Core operating expenses	$26,807

(2) GAAP to Non-GAAP Core adjustments to loss from continuing operations are as follows:

GAAP loss from continuing operations	$(831)
Gross margin adjustments (a,e)	77
Operating expense adjustments (a-d)	2,206
Losses on equity method investments (i)	485
Other income adjustments (f-h)	(2,968)

Non-GAAP Core loss from continuing operations	$(1,031)

See “GAAP to Non-GAAP Core Adjustments” below

GAAP Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Fiscal Quarter Ended			Nine Fiscal Months Ended
	July 3,	April 3,	June 27,	July 3,	June 27,
	2009	2009	2008	2009	2008
Net revenues (Note 1)	$50,844	$43,965	$73,902	$152,272	$250,389
Cost of goods sold	20,533	18,930	32,309	64,409	103,089

Gross margin	30,311	25,035	41,593	87,863	147,300

Operating expenses:
Research and development	12,450	12,766	10,339	38,783	43,368
Selling, general and administrative	14,813	17,060	22,659	49,739	58,733
Amortization of intangible assets	690	1,340	699	2,547	2,269
Gain on sale of intellectual property	—	—	—	(12,858)	—
Special charges (Note 2)	1,060	2,016	8,459	13,653	15,910

Total operating expenses	29,013	33,182	42,156	91,864	120,280

Operating income (loss)	1,298	(8,147)	(563)	(4,001)	27,020
Interest expense	5,035	5,276	5,894	15,634	21,822
Other (income) expense, net	(3,567)	(1,815)	(2,997)	(3,455)	6,766

Loss from continuing operations before income taxes and (loss) gain on equity method investments	(170)	(11,608)	(3,460)	(16,180)	(1,568)
Provision for income taxes	176	175	93	819	362

Loss from continuing operations before (loss) gain on equity method investments	(346)	(11,783)	(3,553)	(16,999)	(1,930)
(Loss) gain on equity method investments	(485)	(835)	53	(2,166)	3,612

(Loss) income from continuing operations	(831)	(12,618)	(3,500)	(19,165)	1,682
Income (loss) from discontinued operations, net of tax	3,557	(1,138)	(146,371)	(9,554)	(302,775)

Net income (loss)	$2,726	$(13,756)	$(149,871)	$(28,719)	$(301,093)

(Loss) income per share from continuing operations — basic and diluted	$(0.02)	$(0.26)	$(0.07)	$(0.39)	$0.03

Income (loss) per share from discontinued operations — basic and diluted	$0.07	$(0.02)	$(2.96)	$(0.19)	$(6.14)

Net income (loss) per share — basic and diluted	$0.05	$(0.28)	$(3.03)	$(0.58)	$(6.11)

Shares used in computing basic per-share computations	49,867	49,755	49,450	49,760	49,333

Shares used in computing diluted per-share computations	49,867	49,755	49,450	49,760	49,570

Note 1	-	Net revenues for the nine fiscal months ended June 27, 2008 includes $14.7 million for the buyout of a future royalty stream.
Note 2	-	Special charges consist primarily of restructuring charges. Special charges in the nine fiscal months ended July 3, 2009 also include a $3.7 million charge related to a legal settlement. Special charges in the fiscal quarter and nine fiscal months ended June 27, 2008 include a $6.3 million charge related to the termination of our voluntary early retirement plan.

CONEXANT SYSTEMS, INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Core Financial Measures
(unaudited, in thousands, except per share amounts)

	Fiscal Quarter Ended		Nine Fiscal Months Ended
	July 3,	June 27,	July 3,	June 27,
	2009	2008	2009	2008
GAAP net revenues	$50,844	$73,902	$152,272	$250,389
Royalty buyout (j)	—	—	—	(14,700)

Non-GAAP Core net revenues less impact of royalty buyout	$50,844	$73,902	$152,272	$235,689

GAAP cost of goods sold	$20,533	$32,309	$64,409	$103,089
Stock-based compensation (a)	(77)	(139)	(196)	(310)
Other (e)	—	11	(610)	808

Non-GAAP Core cost of goods sold	$20,456	$32,181	$63,603	$103,587

GAAP gross margin	$30,311	$41,593	$87,863	$147,300
Gross margin adjustments (a,e)	77	128	806	(498)

Non-GAAP Core gross margin	30,388	41,721	88,669	146,802
Royalty buyout (j)	—	—	—	(14,700)

Non-GAAP Core gross margin less impact of royalty buyout	$30,388	$41,721	$88,669	$132,102

GAAP operating expenses	$29,013	$42,156	$91,864	$120,280
Stock-based compensation (a)	(440)	(5,169)	(4,156)	(9,878)
Amortization of intangible assets (b)	(690)	(699)	(2,547)	(2,269)
Gain on sale of intellectual property (c)	—	—	12,858	—
Special charges (d)	(1,076)	(7,889)	(13,168)	(15,724)

Non-GAAP Core operating expenses	$26,807	$28,399	$84,851	$92,409

GAAP operating income (loss)	$1,298	$(563)	$(4,001)	$27,020
Gross margin adjustments (a, e)	77	128	806	(498)
Operating expense adjustments (a-d)	2,206	13,757	7,013	27,871

Non-GAAP Core operating income	3,581	13,322	3,818	54,393
Royalty buyout (j)	—	—	—	(14,700)

Non-GAAP Core operating income less impact of royalty buyout	$3,581	$13,322	$3,818	$39,693

GAAP other (income) expense, net	$(3,567)	$(2,997)	$(3,455)	$6,766
Unrealized gains (losses) on Mindspeed warrant (f)	1,166	1,881	1,762	(12,662)
Gains on sales of equity securities (g)	1,802	146	1,853	875
Loss on impairment of investments (h)	—	—	(2,770)	—

Non-GAAP Core other income	$(599)	$(970)	$(2,610)	$(5,021)

GAAP (loss) income from continuing operations	$(831)	$(3,500)	$(19,165)	$1,682
Gross margin adjustments (a,e)	77	128	806	(498)
Operating expense adjustments (a-d)	2,206	13,757	7,013	27,871
Losses (gains) on equity method investments (i)	485	(53)	2,166	(3,612)
Other (income) expense adjustments (f-h)	(2,968)	(2,027)	(845)	11,787
Interest expense adjustments (k)	—	(11)	—	1,344

Non-GAAP Core (loss) income from continuing operations	(1,031)	8,294	(10,025)	38,574
Royalty buyout (j)	—	—	—	(14,700)

Non-GAAP Core (loss) income from continuing operations less impact of royalty buyout	$(1,031)	$8,294	$(10,025)	$23,874

Basic and Diluted (loss) income per share from continuing operations:
GAAP Basic and Diluted	$(0.02)	$(0.07)	$(0.39)	$0.03

Non-GAAP Basic and Diluted	$(0.02)	$0.17	$(0.20)	$0.78

Royalty buyout (j)	$0.00	$0.00	$0.00	$(0.30)

Non-GAAP Basic and Diluted less impact of royalty buyout	$(0.02)	$0.17	$(0.20)	$0.48

Shares used in basic and diluted per-share computations:
Basic	49,867	49,450	49,760	49,333

Diluted	49,867	49,450	49,760	49,570

See “GAAP to Non-GAAP Core Adjustments” below

CONEXANT SYSTEMS, INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Core Financial Measures
(unaudited, in thousands, except per share amounts)

	Fiscal Quarter Ended			Nine Fiscal Months Ended
	July 3,	April 3,	January 2,	July 3,	June 27,
	2009	2009	2009	2009	2008
GAAP net revenues	$50,844	$43,965	$57,463	$152,272	$250,389
Royalty buyout (j)	—	—	—	—	(14,700)

Non-GAAP Core net revenues less impact of royalty buyout	$50,844	$43,965	$57,463	$152,272	$235,689

GAAP cost of goods sold	$20,533	$18,930	$24,946	$64,409	$103,089
Stock-based compensation (a)	(77)	(82)	(37)	(196)	(310)
Other (e)	—	(25)	(585)	(610)	808

Non-GAAP Core cost of goods sold	$20,456	$18,823	$24,324	$63,603	$103,587

GAAP gross margin	$30,311	$25,035	$32,517	$87,863	$147,300
Gross margin adjustments (a,e)	77	107	622	806	(498)

Non-GAAP Core gross margin	30,388	25,142	33,139	88,669	146,802
Royalty buyout (j)	—	—	—	—	(14,700)

Non-GAAP Core gross margin less impact of royalty buyout	$30,388	$25,142	$33,139	$88,669	$132,102

GAAP operating expenses	$29,013	$33,182	$29,669	$91,864	$120,280
Stock-based compensation (a)	(440)	(1,568)	(2,148)	(4,156)	(9,878)
Amortization of intangible assets (b)	(690)	(1,340)	(517)	(2,547)	(2,269)
Gain on sale of intellectual property (c)	—	—	12,858	12,858	—
Special charges (d)	(1,076)	(1,884)	(10,208)	(13,168)	(15,724)

Non-GAAP Core operating expenses	$26,807	$28,390	$29,654	$84,851	$92,409

GAAP operating income (loss)	$1,298	$(8,147)	$2,848	$(4,001)	$27,020
Gross margin adjustments (a,e)	77	107	622	806	(498)
Operating expense adjustments (a-d)	2,206	4,792	15	7,013	27,871

Non-GAAP Core operating income (loss)	3,581	(3,248)	3,485	3,818	54,393
Royalty buyout (j)	—	—	—	—	(14,700)

Non-GAAP Core operating income (loss) less impact of royalty buyout	$3,581	$(3,248)	$3,485	$3,818	$39,693

GAAP other (income) expense, net	$(3,567)	$(1,815)	$1,927	$(3,455)	$6,766
Unrealized gains (losses) on Mindspeed warrant (f)	1,166	1,078	(482)	1,762	(12,662)
Gains on sales of equity securities (g)	1,802	—	51	1,853	875
Loss on impairment of investments (h)	—	(135)	(2,635)	(2,770)	—

Non-GAAP Core other income	$(599)	$(872)	$(1,139)	$(2,610)	$(5,021)

GAAP (loss) income from continuing operations	$(831)	$(12,618)	$(5,716)	$(19,165)	$1,682
Gross margin adjustments (a,e)	77	107	622	806	(498)
Operating expense adjustments (a-d)	2,206	4,792	15	7,013	27,871
Losses (gains) on equity method investments (i)	485	835	846	2,166	(3,612)
Other (income) expense adjustments (f-h)	(2,968)	(943)	3,066	(845)	11,787
Interest expense adjustments (k)	—	—	—	—	1,344

Non-GAAP Core (loss) income from continuing operations	(1,031)	(7,827)	(1,167)	(10,025)	38,574
Royalty buyout (j)	—	—	—	—	(14,700)

Non-GAAP Core (loss) income from continuing operations less impact of royalty buyout	$(1,031)	$(7,827)	$(1,167)	$(10,025)	$23,874

Basic and Diluted (loss) income per share from continuing operations:
GAAP Basic and Diluted	$(0.02)	$(0.26)	$(0.12)	$(0.39)	$0.03

Non-GAAP Basic and Diluted	$(0.02)	$(0.16)	$(0.02)	$(0.20)	$0.78

Royalty buyout (j)	$0.00	$0.00	$0.00	$0.00	$(0.30)

Non-GAAP Basic and Diluted less impact of royalty buyout	$(0.02)	$(0.16)	$(0.02)	$(0.20)	$0.48

Shares used in basic and diluted per-share computations:
Basic	49,867	49,755	49,657	49,760	49,333

Diluted	49,867	49,755	49,657	49,760	49,570

See “GAAP to Non-GAAP Core Adjustments” below

GAAP to Non-GAAP Core Adjustments:
(a)	Stock-based compensation expense is based on the fair value of all stock options and employee stock purchase plan shares in accordance with SFAS No. 123(R).

(b)	Amortization of intangible assets resulting from business combinations.

(c)	Gain on sale of intellectual property which is not part of our core, on-going operations.

(d)	Special charges consist primarily of restructuring charges. Special charges in the nine fiscal months ended July 3, 2009 also include a $3.7 million charge related to a legal settlement. Special charges in the fiscal quarter and nine fiscal months ended June 27, 2008 include a $6.3 million charge related to the termination of our voluntary early retirement plan.

(e)	The fiscal quarter ended January 2, 2009 and nine fiscal months ended July 3, 2009 include the impact of environmental remediation charges and a charge from inventory acquired through the purchase of the “SigmaTel” multifunction printer imaging product lines. The fiscal quarter and nine fiscal months ended June 27, 2008 include the impact of environmental remediation charges.

(f)	Unrealized gains and losses associated with the change in the fair value of our warrant to purchase 6 million shares of Mindspeed Technologies, Inc. common stock, which is accounted for as a derivative instrument.

(g)	Gains on sales of equity securities and on the liquidation of companies in which we held equity securities.

(h)	Losses from other than temporary impairment of marketable securities and cost based investments.

(i)	Losses (gains) on equity method investments.

(j)	The nine fiscal months ended June 27, 2008 includes $14.7 million of non-recurring revenue that resulted from the buyout of a future royalty stream.

(k)	Other interest expense which is not part of our on-going operations. For the nine fiscal months ended June 27, 2008, the adjustment relates to the accelerated amortization of debt issuance costs related to the repurchase of $53.6 million of floating rate senior notes.

(l)	BBA adjustments reflect the Non-GAAP Core net revenue, gross margin, operating expenses, interest expense and provision for income taxes which were classified as discontinued operations in the third quarter of fiscal 2009.
Non-GAAP Financial Measures:
We have presented non-GAAP net revenues, non-GAAP cost of goods sold, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP other income, non-GAAP (loss) income from continuing operations and non-GAAP basic and diluted (loss) income per share from continuing operations, on a basis consistent with our historical presentation to assist investors in understanding our core results of operations on an on-going basis. These non-GAAP financial measures also enhance comparisons of our core results of operations with historical periods. We are providing these non-GAAP financial measures to investors to enable them to perform additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow our company. Management believes that these are important measures in the evaluation of our results of operations. Investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by us may be different than non-GAAP financial measures presented by other companies.
GAAP Guidance:
We do not present GAAP guidance due to our inability to project (i) future market prices of the common stock of a third party underlying a derivative financial instrument, (ii) realized gains or losses from the sale of equity securities in third parties, and (iii) the financial results of investments accounted for using the equity method of accounting.

CONEXANT SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	July 3,	October 3,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$123,394	$105,883
Restricted cash	14,500	26,800
Receivables, net	40,588	48,997
Inventories, net	8,352	19,372
Other current assets	34,306	37,938
Current assets held for sale	16,928	29,730

Total current assets	238,068	268,720
Property, plant and equipment, net	12,075	17,410
Goodwill	110,094	110,412
Intangible assets, net	6,314	10,611
Other assets	33,447	39,250

Total assets	$399,998	$446,403

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$—	$17,707
Short-term debt	30,739	40,117
Accounts payable	27,086	34,894
Accrued compensation and benefits	8,070	13,201
Other current liabilities	32,787	43,189
Current liabilities to be assumed	3,446	3,995

Total current liabilities	102,128	153,103

Long-term debt	391,400	373,693
Other liabilities	68,462	56,341

Total liabilities	561,990	583,137

Shareholders’ deficit	(161,992)	(136,734)

Total liabilities and shareholders’ deficit	$399,998	$446,403

Selected Other Data
(unaudited, in thousands)

	Fiscal Quarter Ended			Nine Fiscal Months Ended
	July 3,	April 3,	June 27,	July 3,	June 27,
	2009	2009	2008	2009	2008
Revenues By Region:
Americas	$1,251	$2,105	$4,684	$7,073	$14,112
Asia-Pacific	48,989	41,109	67,703	142,843	230,645
Europe, Middle East and Africa	604	751	1,515	2,356	5,632

	$50,844	$43,965	$73,902	$152,272	$250,389

Cash Flow Data:
Depreciation of PP&E	$1,733	$1,810	$2,352	$5,790	$8,336
Capital expenditures	$208	$181	$451	$554	$3,603
Cash provided by (used in) operations	$4,938	$1,372	$(15,452)	$847	$(13,419)